SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT (this “Agreement”) is entered into on this April 1, 2010 between:

Beijing Yangguang Jiaze Network Technology Co., Ltd., with its registered office at Room 702, Block C, International Finance Center, West Third Ring, Beijing, China (“Part A”)

Zhang Fan, holder of the PRC Identity Card No. 610103197209193692, with residence at No. 4l, Daxue Donglu, Beilin Qu, Xian Shi, Shanxi, China;

Cao Ping, holder of the PRC Identity Card No. 610103195504173222, with residence at No. l3, 5 Ceng, Unit I, Building 7, 3546 Gongchang, Xinwen Xiang, Beiln Qu, Xian Shi, Shanxi, China;

Gao Qinghong, holder of the PRC Identity Card No. 420106197310014867, with residence at No. 99601, Rencai Fuwu Zhongxin No.29 Yi, Suzhou Jie, Haldian, Beijing, China;

Jiang Yu, holder of the PRC Identity Card No. 350403196604211043, with residence at Room 302, Building 70, Dongan Xincun, Meilie Qu, Sanming Shi, Fujian, China;

Li Yurong, holder of the PRC Identity Card No. 310110194712296225, with Residence at Room 405, No. l1, Lane 542, Qingyuan Huan Road, Yangpu District, Shanghai, China;

Lin Xianzhen, holder of the PRC Identity Card No. 350321197403276416, with residence at Room 307, 99 Zhuang, Chonggui Xincun Meilie Qu, Sanming Shi, Fujian, China;

Liu Lingtang, holder of the PRC Identity Card No. 350321197403276416, with residence at No. 16, Unit 2, Building9, Yanguang Li, Penghu Qu, Xian Shi, Shanxi, China;

Ni Bin, holder of the PRC Identity Card No. 350321197403276416, with residence at Room602, No.2, 588 Nong, Liuying Lu, Zhabei Qu, Shanghai, China;

Shi Wentao, holder of the PRC Identity Card No. 610103197912200436, with residence at No.4m 13 Ceng, Building 1, No.8 Yuan, Taibai Nanlu, Yanta Qu, Xian Shi, Shanxi, China;

Tian Xianlu, holder of the PRC Identity Card No. 5102031957083110817, with residence at No.Fu 54, No.9 Ganghua Cun, Dadukou Qu, Chongqing, China;

Wang Ping, holder of the PRC Identity Card No. 210102195110211221, with residence at Room 1-5-4, No. 19, Shengli Beijie,Hephig Qu, Shenyang Shi, Liaoning, China;

Wei Jianhua, holder of the PRC Identity Card No. 210102195110211221, with residence at Room10, No.132, Xinyang Xilu, Xicheng Banshichu, Jieshou Shi, Anhui, China;

Xu Li, holder of the PRC Identity Card No. 430305197405191520, with residence at Building 612, No. 113, Bagua Erlu, Futian Qu, Shenzhen Shi, Guangdong, China;

Yang Peiying, holder of the PRC Identity Card No. 610103195603060442, with residence at No.5, 3Ceng, Unit3, No.3, Zhongliu Xiang, Beilin Qu, Xian Shi, Shanxi, China;

The individuals above are collectively regarded as “Party B”

Each of Party A and Party B are individually referred to herein as a “Party”, and collectively as the “Parties”.

RECITALS:

1.	Party B is the shareholder of Sunity Information Technology (Beijing) Co., Ltd, (“the Company”) holding 100% of the shares in the Company;

2.
The Company and Party A have entered into an Exclusive Collaboration Agreement and a Business Operation Agreement dated April 1 2010 (collectively the “Services Agreements”) whereby Party A has agreed to provide services to the Company in consideration for a services fee (“Services Fee”) to be paid by the Company;

3.
In order to secure the full, timely and effective performance of the Services Agreement and the payment of the Services Fee, Party B is willing to pledge the entire 100% shares in the Company to Party A as collateral security.

NOW, THEREFORE, the Parties agree as follows:

I.	Definitions and Interpretations

1.1	Definitions: Unless otherwise indicated, the following terms in this Agreement shall have the meanings set forth below:

“Shareholder’s Certificate”	the shareholder’s certificate issued by the Company to Party B evidencing his/her ownership of the Shares;

“Designee”	An individual, corporation or other appropriate entity designated by Party A to be the recipient of the transferred Share;

“Shares”	including but not limited to the following:
(a) all the equity shares and its interests in relation to 100% shares in the Company held by Party B; and
(b) all of his/her incidental rights with respect to the Shares, now or hereafter acquired

II.	Share Pledge

2.1
As a guarantee for the full and complete performance of the obligations under the Services Agreement, Party B hereby pledges to Party A and creates in favor of Party A first priority security rights and interest (“Security Rights”) in and to the Shares.

2.2
Party B shall immediately procure the Company to record the Security Rights created under this Agreement on the shareholders’ list of the Company and other official records, and then deliver the original Shareholder’s Certificate to Party A upon request by Party A. In addition, Party B shall, and shall procure the Company to duly complete the procedures for registering the Security Rights with the competent Administration for Industry and Commerce pursuant to the requirements under the laws of the People’s Republic of China (the “PRC Law”) within sixty (60) working days following the execution of this Agreement, and shall afterwards immediately provide to Party A with the proof evidencing the completion of the registration procedures.

2.3	The Security Rights created hereunder shall become effective and valid once they are registered with the competent Administration for Industry and Commerce.

2.4	Party A shall have the right to collect dividends generated by the Shares during the term of the Security Rights.

III	Power of Attorney

3.1
As a further guarantee for the full and complete performance of the obligations under the Services Agreement, Party B hereby constitutes and appoints Party A and each officer or agent designated by Party A to act as his/her true and lawful attorney-in-fact with full irrevocable power and authority in the place of and instead of Party B.

3.2
Under such appointment, Party A shall have the right to exercise on behalf of Party B his/her rights in connection with the establishment and management in relation to the Company, including but not limited to the voting rights in the shareholders’ meeting of the Company, and the right to appoint the directors and senior management of the Company.

3.3	For such purpose, Party B undertakes and agrees to execute and sign a power of attorney for Party A or its designated officer or agent, as appropriate.

3.4
The power of attorney granted pursuant to this Article shall be irrevocable for so long as all the shares held by Party B have all been transferred to Party A or its Designees in order to exercise and enforce the Security Rights granted by Party B to Party A hereunder or until terminated in accordance with the terms of this Agreement

IV	Exercise of Security Rights

4.1
If at any time Party B defaults in its obligations to pay the Services Fee under the Services Agreement for more than thirty (30) days, Party A shall have the right to request for the exercise and enforcement of the Security Rights on any and all of the Shares. In this case, Party B shall not refuse or withhold in any manner the exercise of Party A’s Security Rights. The detailed Breaching Conditions please refer to the Service Agreements entered into by the Parties.

4.2
To exercise and enforce the Security Rights, Party A shall send a written notice to Party B specifying the amount of Shares to be transferred to Party A or its designees and the name of the relevant designee(s) to the extent permitted by the PRC Law at the time being (“Enforcement Notice”), or specifying any other ways permitted by the PRC Law for the disposal of such Shares by Party A.

4.3
Within 10 working days after the receipt of an Enforcement Notice (“Enforcement Date”), Party B must, according to the request set forth in the Enforcement Notice, effect the transfer of the portion of the Shares specified in the Enforcement Notice, either to Party A directly or to the relevant designee(s) (each a “Share Transfer”), or ensure Party A to realize its Security Rights in accordance with any other ways for the disposal of such Shares specified in the Enforcement Notice of Party A.

4.4
For the avoidance of doubt, at the request of Party A upon the completion of the transfer of all the Shares owned by Party B, Party A shall hold as many of the Shares as is permissible under the PRC Law, and the remainder of the Shares (if applicable) shall be held by the designees, with Party B no longer holding any Shares.

4.5	To effect the transfer of the Shares to Party A under this Agreement or otherwise dispose of the Shares pursuant to the request specified in the Enforcement Notice of Party A, Party B undertakes to:

4.5.1.	Obtain all the unanimous resolutions as shareholders’ meetings and/or board of directors of the Company as necessary for the completion of the Share transfer or share disposal requested by Party A;

4.5.2.
Provide Party A or its relevant designees with full power of attorney for the purpose of completing any procedures required under PRC Law in order to give each Share transfer or share disposal requested by Party A full legal effect, including without limitation to those to amend the Company’s register of shareholders and any of its registrations with the relevant governmental authorities;

4.5.3.
Within ten (10) working days of the receipt of the Enforcement Notice, execute a share transfer agreement or share disposal agreement requested by Party A, and other documents necessary to effect the transfer of share equity to Party A (or any eligible party designated by Party A) or the relevant share disposal; and immediately notify Party A of any delay in effecting the aforementioned Share transfer/disposal or completing the procedures described in Article 4.5.2 above, together with the reason for such delay and revised effective date of the Share transfer or proposal, provided that the revised effective date shall not be later than the originally prescribed effective date for more than 30 days.

V.	Representations and Warranties

5.1	Party B hereby represents and warrants to Party A that:

(i)	Party B has the power to enter into and perform his/her obligations under this Agreement;

(ii)	Party B has obtained consent or approval from a shareholders’ meeting of the Company to pledge his/her shares in the Company to the Party A as Security Rights over the Shares; and

(iii)	All information which has been given to Party A in respect of himself/herself from time to time is accurate in all material respects.

VI.	Breach of Agreement

6.1	The occurrence of any of the following events shall constitute a breach of this Agreement (an “Event of Default”):

6.1.1	A Share transfer has not been effected by Party B within 15 days alter the corresponding Enforcement Date;

6.1.2	Party B is in breach of any of the terms and conditions hereof, and such breach has not been rectified within 10 days after receipt of Party A’s written notice requesting such rectification; and

6.1.3	Party B makes any arrangement with his respective creditors which may impede this Agreement or takes or suffers any similar action in consequence of a debt.

6.2	In the event of any occurrence of an Event of Default Party B shall compensate the losses or damages sustained by Party A due to his/her breach of agreement.

VII.	Governing Law and Dispute Settlement

7.1	The execution, validity, interpretation and implementation of this Agreement shall be governed by PRC Law.

7.2
If a dispute arises in connection with the interpretation or implementation of this Agreement, the Parties shall attempt in the first instance to resolve any such dispute through friendly consultations among themselves and/or mediation by a neutral third party. If the dispute cannot be resolved in the aforementioned manner within thirty (30) days after the commencement of discussions, any Party may submit the dispute to arbitration.

7.3
Any dispute arising in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission and should be resolved in accordance with the Arbitration Rules of CIETAC.

VIII.	Miscellaneous

9.1	The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by the Parties (which instrument shall be attached as an Appendix hereto).

9.2	Failure or delay on the part of either Party to exercise any right under this Agreement stall not be deemed as a waiver thereof.

9.3	The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.

9.4	Party B may not assign or otherwise transfer his rights or obligations under this Agreement without the prior written consent of Party A.

9.5	This Agreement shall become effective as of the date when this Agreement is duly signed by the Parties.

9.6	This Agreement is executed in two (2) originals in English and Chinese, with each Party holding one (l) set of originals. In the event of a conflict, the Chinese version will prevail.

(Rest of this page shall be left blank; execution page is on the following page)

THE PARTIES HERETO have executed or caused this Agreement to be executed by their duly authorized representatives as of the date first indicated above.

Party A:
Beijing Yangguang Jiaze Network Technology Co., Ltd.,

/s/ Fan Zhang

Authorized  representative
Date:               April 1, 2010

Party B:

Zhang Fan,	/s/ Zhang Fan

Cao Ping,	/s/ Cao Ping

Gao Qinghong	/s/ Gao Qinghong

Jiang Yu	/s/ Jiang Yu

Li Yurong,	/s/ Li Yurong

Lin Xianzhen,	/s/ Lin Xianzhen

Liu Lingtang,	/s/ Liu Lingtang

Ni Bin,	/s/ Ni Bin

Shi Wentao,	/s/ Shi Wentao

Tian Xianlu,	/s/ Tian Xianlu

Wang Ping,	/s/ Wang Ping

Wei Jianhua,	/s/ Wei Jianhua

Xu Li,	/s/ Xu Li

Yang Peiying,	/s/ Yang Peiying